Exhibit 10.1

AMENDMENT NO. 1 TO
UNDERWRITING AGREEMENT

This First Amendment (the “Amendment”) to the underwriting agreement dated October 2, 2023 (the “Underwriting Agreement”) is made and entered into as of January 31, 2022 by and between Blue World Acquisition Corporation (the “Company”) and Maxim Group LLC (“Maxim”). The Company and Maxim are herein collectively referred to as the “Parties” with each individually being a “Party.”

WITNESSETH:

Whereas, the Parties entered into that certain Underwriting Agreement; and

Whereas, the Parties desire to modify certain terms of the Underwriting Agreement, all as more fully described herein.

Now, therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Underwriting Agreement.

2.	Amendments.

The following hereby replaces Section 1.3 of the Underwriting Agreement:

Deferred Underwriting Commission. The Underwriters agree that an aggregate of $3,220,000, or 3.5% of the gross proceeds from the sale of the Firm Units and the Option Units (collectively, the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account. The Underwriters agree to, and the Company agrees to cause to, convert the total amount of the Deferred Underwriting Commission into 322,000 ordinary shares of the post-Business Combination entity (“Deferred Underwriting Shares”) at $10.00 per share immediately prior to the consummation of the Company’s initial Business Combination. The Deferred Underwriting Shares shall be registered in the proxy statement/prospectus to be filed in connection with the initial Business Combination under the Act. If it is unable to register the Deferred Underwriting Shares for regulatory reasons, the Underwriters shall be afforded up to 3 demand registration rights and unlimited piggyback registration rights] with respect to the Deferred Underwriting Shares. Upon registration and the effectiveness of such proxy statement/prospectus, the Deferred Underwriting Shares shall be unrestricted and freely tradeable, subject to any restrictions under FINRA rules as applicable, and the Company shall immediately take all necessary steps to ensure that the post-Business Combination entity’s transfer agent effects delivery of the Deferred Underwriting Shares to the Underwriters and/or their designees as soon as practicable.

In the event that the Company is unable to consummate a Business Combination and CST, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Underwriters agree that: (i) they shall forfeit any rights or claims to the Deferred Underwriting Commission; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders.

3.	Reference to and Effect on the Underwriting Agreement. Except as specifically modified or amended by the terms of this Amendment, the Underwriting Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Underwriting Agreement to itself shall be deemed references to the Underwriting Agreement as amended hereby.

4.	Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

5.	Governing Law. This Amendment shall be governed by the laws of New York without regard to principles of conflict of laws.

6.	Successors and Assigns. This Amendment shall be binding upon the parties and their respective successors and assigns.

7.	Headings. Headings in this Amendment are included for convenience of reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature Page Follows]

In witness whereof, the Parties hereto have executed this Amendment as of the day and year first above written.

BLUE WORLD ACQUISITION CORPORATION

By:	/s/ Liang Shi
Name:	Liang Shi
Title:	Chief Executive Officer

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Co-President

By:	/s/ Alex Jin
Name:	Alex Jin
Title:	Managing Director

[Signature Page to The Amendment No.1 to The Underwriting Agreement]